SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
                                              August 18, 1998 (August 13, 1998)
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                           NEXTEL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


                           Delaware 0-19656 36-3939651
            (State or other jurisdiction (Commission (I.R.S. Employer
               of incorporation) File Number) Identification No.)


               1505 Farm Credit Drive, Suite 100, McLean, VA 22102 (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (703) 394-3000
             ------------------------------------------------------




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          (Former name or former address, if changed since last report)



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Item 5.     Other Events.

      On August 13, 1998 Nextel Communications, Inc. ("Nextel") and other equity investors, including Motorola, Inc., affiliates of Mr. Craig McCaw and Donaldson Lufkin & Jenerette announced an agreement with Nextel Partners, Inc. ("NPI") to build and operate an integrated digital wireless communications network utilizing frequencies licensed to Nextel, the Nextel name and Motorola's iDEN(R) technology in mid-size and small markets throughout the United States that are not presently built out or are in the early statges of build-out by Nextel. Such development is described in more detail in a press release attached hereto as Exhibit 99.1. Except as to discussions of factual or historical matters discussed therein, this press release contains forward looking statements, which are subject to a number of risks and uncertainties that could cause actual results in the future to differ materially from those projected or assumed. Such risks and uncertainties include failure to reach agreement on or to enter into final definitive documentation, inability to conclude satisfactory debt financing for NPI and other risks detailed from time to time in Nextel's periodic reports filed with the Securities and Exchange Commission, including those set forth in Nextel's most recent Form 10-Q Report for the period ended June 30, 1998, filed on August 14, 1998.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)   Financial Statements of Business Acquired.


            (b)   Pro Forma Financial Information.


            (c)   Exhibits.

                   Exhibit No.        Exhibit Description
                        99.1       -  Press Release dated August 13, 1998

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   NEXTEL COMMUNICATIONS, INC.


Date: August 17, 1998                              By:/s/THOMAS J. SIDMAN
                                                      Thomas J. Sidman
                                                      Vice President and General
                                                         Counsel

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                                  EXHIBIT INDEX



Exhibit No.              Exhibit Description
99.1                    Press Release dated August 13, 1998